AMENDMENT AND WAIVER AGREEMENT

THIS AMENDMENT AND WAIVER AGREEMENT (this “Amendment”) is made and entered into this as of the 31st day of March 2008, by and between Skystar Bio-Pharmaceutical Company, a Nevada corporation (the “Company”) on the one hand, [Names of Buyers] (collectively the “Buyers”). Capitalized terms used but not defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, the Registration Rights Agreement, the Convertible Debentures, and the Transfer and Assignment Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Securities Purchase Agreement dated as of February 26, 2007 (the “Securities Purchase Agreement”), by and among the Company and the Buyers, and the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of February 26, 2007 by the same parties, and the 8% Convertible Debentures (the “Convertible Debentures”) issued pursuant thereto (collectively the “Transaction Documents”);

WHEREAS, further reference is made to that certain Convertible Debenture Transfer and Assignment Agreement dated as of March 31, 2008 (the “Transfer and Assignment Agreement”), pursuant to which (a) [Name of First Buyer] purchased from [Name of First Seller] the Company’s 8% Convertible Debenture Series 07-01, Class A, No. 07-01 A-5 (the [“First Note”]) for the purchase price of $304,713.50, and (b) [Name of Second Buyer] purchased from [Name of Second Seller] the Company’s 8% Convertible Debenture Series 07-01, Class A, No. 07-01 A-1 (the [“Second Note”], and with the [First Note], collectively the “Notes”) for the purchase price of $677,289.60;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

A.           AMENDMENT; WAIVER.

(1)           (a)           Company and Buyers acknowledge and agree that the purchase prices paid by Buyers for the [First Note] in the amount of $304,713.50 and for the [Second Note] in the amount of $677,289.60 represent the total accrued and outstanding amount for each such Note as of the Closing Date.

 (b)           With respect to the total accrued and outstanding amount for each of the [First Note] and the [Second Note] as described in Section A(1)(a) above, each Buyer waives any claim for default under the terms of the Securities Purchase Agreement, the Registration Rights Agreement and the Convertible Debentures.

(2)           The Company and Buyers hereby agree to amend the terms of the Notes as described in Section (3) below (the “Amendments”). Buyers are not providing any other consideration for the Amendments and no fees are payable to any broker in connection with such

Amendments.  Buyers further agree that the Amendments shall not constitute a New Transaction (as that term is defined in the Securities Purchase Agreement).

(3)           Each of the Notes shall have the same terms as the outstanding Convertible Debenture, except as set forth in this Agreement, including without limitation as follows:

(a) in Section 4(A)(iii), the definition of “Fixed Conversion Price” shall read in its entirety as follows:

“Fixed Conversion Price” means the amount equal to $0.80 (such amount is subject to adjustment as provided herein).

and

(b)  with respect to Section 4(G), (i) each of Sections 4(G)(ii) through (iv) are identified as “Intentionally omitted” and all references to those subsections are deemed deleted; (ii) the Company will have the right to issue a Mandatory Conversion Notice at any time, and (iii) if the Company issues a Mandatory Conversion Notice, the Company may designate any date on or after the date of such Mandatory Conversion Notice as the Mandatory Conversion Date.

(4)           The Company and Buyers hereby agree that this Amendment shall be deemed to be the Company’s issuance of a Mandatory Conversion Notice with respect to all of the outstanding principal, all accrued but unpaid interest and all other amounts owed on each of the Notes, as represented by the purchase prices described in Section A(1)(a) above.  Such conversion shall be effected at the Fixed Conversion Price as specified Section A(3)(a) above, such that the Company shall issue to [Name of First Buyer] 380,891 shares of the Company’s common stock with respect to the conversion of the [First Note], and issue to [Name of Second Buyer] 846,612 shares of the Company’s common stock with respect to the conversion of the [Second Note]. The date designated for such conversion shall be the effective date of this Amendment.

(5)           Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents, or of any right, power or remedy of  Buyers, or constitute a waiver, amendment or modification of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder, all of which (except as specified herein) remain in full force and effect.  Except as set forth herein, Buyers reserve all rights, remedies, powers, or privileges.

B.           CONFLICTS.  Except as expressly set forth in this Amendment, the terms and provisions of each of the Transaction Documents shall continue unmodified and in full force and effect.  In the event of any conflict between this Amendment and any one of the Transaction Documents, this Amendment shall control.

C.           GOVERNING LAW.  This Amendment shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

D.           COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile or other electronic transmission of this signed Amendment  shall be legal and binding on all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

Skystar Bio-Pharmaceutical Company

By:           _____________________________
Name:
Title:

BUYERS:

[BUYER NAME]

By:           _____________________________
Name:
Title:

[BUYER NAME]

By:           _____________________________
Name:
Title: